EXHIBIT 99.2


                   ACQUISITION OF STONE STREET BANCORP, INC.
                                      BY
                           CCB FINANCIAL CORPORATION


                              CASH ELECTION FORM


     The Amended and Restated Agreement of Combination, dated as of June 22, 1999, among Stone Street Bancorp, Inc. ("Stone Street"), Stone Street Bank and Trust, CCB Financial Corporation ("CCB"), CCBFC, Inc. and Central Carolina Bank and Trust Company ("Merger Agreement") permits holders of record of shares of Stone Street Common Stock immediately prior to the effective time (the "Effective Time") of the merger of CCBFC, Inc., a CCB subsidiary, into Stone Street (the "Merger") to elect to receive cash, rather than shares of CCB Common Stock, for their Stone Street shares.

     Shareholders of Stone Street who own of record their shares ("Direct Holders") may make this election for themselves. Nominees and other fiduciaries who hold Stone Street shares beneficially owned by other persons ("Nominee Holders") may make such election on behalf of their beneficial owners. These beneficial owners must give instructions, using the accompanying Instruction Form, to their Nominee Holders to make such elections.

[IF YOU INTEND TO EXCHANGE YOUR STONE STREET SHARES FOR CCB STOCK, YOU DO NOT NEED TO COMPLETE THIS FORM.]


A. ELECTION BY DIRECT HOLDERS.


     If you will be a Direct Holder of Stone Street shares immediately prior to the Effective Time, you should complete this Section A, and sign under Section E, as a "Direct Holder".


   o I (we) hereby irrevocably elect to tender for cash the shares of Stone Street Common Stock described below, subject to the consummation of the Merger.


   o I (we) agree that the shares described below will be all of the shares of the Common Stock of Stone Street owned and held of record in my (our) name(s) immediately prior to the Effective Time.


     o List below all certificates for the shares which you have elected to tender for cash:


    Certificate Numbers:       Number of Shares:

    ------------------------    ------------------------

    ------------------------    ------------------------

    ------------------------    ------------------------

    Total Number of Shares      ------------------------


   o I (we) agree that my (our) failure to tender all of the above shares for cash following the Effective Time will constitute a default under this Cash Election Form and that, in such event, CCB shall have no obligation to purchase any such shares for cash.


   o My (our) mailing address that Registrar and Transfer Company, as Exchange Agent for the Merger, should use to notify me (us) of CCB's acceptance of my (our) election to tender shares for cash is as follows:
     ------------------------------------------------------------------------
     ------------------------------------------------------------------------
     ------------------------------------------------------------------------ .

    My (our) telephone number is: (   )                       .

B. ELECTION BY NOMINEE HOLDERS


     If you will be a Nominee Holder of Stone Street shares for the benefit of one or more other persons immediately prior to the Effective Time ("Beneficial Owners") and one or more of such Beneficial Owners has given you irrevocable instructions on the attached Instruction Form to tender for cash Stone Street shares beneficially owned by him, her, it or them, you should complete this Section B and sign under Section E as a "Nominee Holder".


   o As agent for the Beneficial Owners listed below, we hereby irrevocably elect to tender for cash such Beneficial Owners' shares of Stone Street Common Stock held of record by us and described below, subject to consummation of the Merger.


   o List below the Beneficial Owners who have irrevocably instructed you to tender shares and the number of shares to be tendered.


    Names of Beneficial Owners:     Number of Shares:

    ------------------------    ------------------------

    ------------------------    ------------------------

    ------------------------    ------------------------


   o We agree that a failure to tender all the shares of a Beneficial Owner listed above for cash following the Effective Time will constitute a default under this Cash Election Form with respect to such Beneficial Owner and that, in such event, CCB shall have no obligation to purchase for cash any of the shares of such Beneficial Owner held of record by us.


        Our mailing address that the Exchange Agent should use to notify us of CCB's acceptance of each election on behalf of a Beneficial Owner to tender shares for cash is:
     ------------------------------------------------------------------------
     Attn:
     ------------------------------------------------------------------------
     ------------------------------------------------------------------------ .

    Our telephone number is: (   )                         .



C. CONDITIONS


   o I (we) agree that each tender of Stone Street shares for cash under Sections A, or B, above is not binding unless received by the Exchange Agent and accepted by CCB in its discretion.


     A notice of acceptance or rejection will be mailed by the Exchange Agent by first class mail, postage prepaid, to the applicable address provided in Sections A, or B.


   o I (we) agree that, in order to be considered for acceptance, this Cash Election Form must be completed, dated and signed by me (us) and received by the Exchange Agent at its address below on or before September 24, 1999. CCB, in its sole discretion, may extend the period during which Cash Election Forms will be received for consideration.


   o I (we) agree that CCB is not obligated and does not intend to purchase for cash more than 18% of the shares of Stone Street Common Stock outstanding as of the Effective Time. If Cash Election Forms tendering more than 18% of such shares are accepted by CCB, CCB shall be obligated to purchase only that percentage of the shares tendered by each Direct Holder or on behalf of each Beneficial Owner determined under the Merger Agreement.

   o A separate Cash Election Form must be completed, dated, signed and timely delivered by each different Direct Holder. For example, if a person holds Stone Street shares both individually and jointly with his or her spouse, separate Cash Election Forms are required for the shares individually held and the shares jointly held.


   o I (we) understand that this Cash Election Form does not constitute a proxy for use in voting on the Merger nor does it constitute the transmittal materials I (we) may use to deliver my (our) Stone Street certificates.



D. TIMELY DELIVERY


     All Cash Election Forms received by the Exchange Agent on or before September 24, 1999 (or such later date as CCB, in its discretion, may establish hereafter) will be considered for acceptance.


     All Cash Election Forms should be delivered to the Exchange Agent in the enclosed postage prepaid envelope as follows:


Registrar and Transfer Company
Attn:
10 Commerce Drive
Cranford, NJ 07016-3572



E. DATE AND SIGNATURE


     The undersigned Direct Holder(s) or the Nominee Holder (on behalf of the
listed Beneficial Owners) agrees to the foregoing as of the    day of      ,
1999.


                                              DIRECT HOLDER:

                                              ------------------------------
                                              ------------------------------
                                              (sign exactly as your name(s)
                                              appear(s) on the certificates
                                              described in Section A)


                                              NOMINEE HOLDER:

                                              ------------------------------
                                              By:---------------------------


                                              (THE ABOVE SIGNATURE(S) MUST BE
                                              GUARANTEED BY A BANK, BROKERAGE
                                              FIRM OR OTHER ELIGIBLE GUARANTOR
                                              INSTITUTION UNDER SEC RULE
                                              240.17AD-15.)


Accepted:
CCB FINANCIAL CORPORATION


By:-------------------------
Date: ------------------ , 1999


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